Exhibit 10.3

WARRANT TERMINATION AGREEMENT

THIS WARRANT TERMINATION AGREEMENT, dated as of January 21, 2025 (this “Agreement”) is entered into by and between Acutus Medical, Inc. a Delaware corporation (the “Company”), Deerfield Partners, L.P. (“Deerfield Partners”) and Deerfield Private Design Fund III, L.P. (“DPD III” and together with Deerfield Partners, each, a “Warrant Holder” and together, the “Warrant Holders”). The Company and the Warrant Holders will each be referred to individually as a “Party” and collectively as the “Parties.”

WITNESSETH:

WHEREAS, the Company issued to the Warrant Holders certain series of warrants described on Exhibit A hereto (each such warrant, a “Warrant” and collectively, the “Warrants”) pursuant to which, subject to the terms and conditions contained in each Warrant, Warrant Holders have the right to purchase certain shares (the “Warrant Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”); and

WHEREAS, in connection with the execution of Amendment No. 5 to Amended and Restated Credit Agreement, dated as of the date hereof (the “Amendment”), the Parties have mutually agreed to terminate and cancel the Warrants pursuant to the terms of this Agreement;

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Effective Date. This Agreement shall be effective as of the Fifth Amendment Effective Date (as defined in the Amendment). For the avoidance of doubt, if the Fifth Amendment Effective Date has not occurred pursuant to the terms of the Amendment on or prior to January 31, 2025 or such other date as agreed to with the Lenders (as defined in the Amendment) in writing in their sole discretion, this Agreement shall terminate and be of no further force and effect.

2.   Termination of Warrant; No Surviving Rights. Effective upon the receipt by the Warrant Holders of the Warrant Termination Payment (as defined below), on the Fifth Amendment Effective Date the Warrants shall each be terminated in full and shall be of no further force or effect.

3.   Termination Payment. The Company shall pay to the Warrant Holders, for their respective accounts, a warrant termination payment (the “Warrant Termination Payment”) equal to $250,000 in the aggregate, in U.S. dollars and in immediately available funds in its entirety on the Fifth Amendment Effective Date, as set forth on Exhibit A.

4.   Representations and Warranties. (A) Each Warrant Holder represents and warrants that as of Fifth Amendment Effective Date it is the sole and exclusive owner and holder of the Warrants and it has not assigned, transferred, sold, pledged, conveyed or otherwise disposed of the Warrants or any right or interest therein and (B) each Party represents and warrants that (i) it has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder and (ii) this Agreement constitutes the legally valid and binding obligation of each Party, enforceable against it in accordance with its terms.

5.   Entire Agreement. This Agreement contains and comprises the entire agreement and understanding between the Parties with respect to the termination of the Warrants and supersedes all prior oral or written understandings, commitments or agreements with respect thereto. Each of the Parties acknowledges and agrees that no other representation, promise, covenant or agreement of any kind whatsoever has been made to cause any Party to execute this Agreement, and that all agreements and understandings between the Parties are embodied and expressed herein.

6.   Amendments; Successors and Assigns. The Parties hereby agree that the terms of this Agreement shall not be amended or changed except by a written instrument and signed by a duly authorized representative of each Party. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

7.   Third-Party Beneficiaries. No provision of this Agreement is intended to, and no provision of this Agreement shall, confer upon any party other than the Parties (and their successors and assigns, if any) any rights or remedies under this Agreement.

8.   Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its principles regarding conflicts of law.

9.   Counterparts; Facsimile/Electronic Signatures. This Agreement may be executed in counterpart, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same agreement. Any signature page delivered electronically or by facsimile shall be binding to the same extent as an original signature page with regards to any agreement subject to the terms hereof or any amendment thereto.

10.   Incorporation by Reference. The parties hereto agree that the provisions of the Warrants governing jurisdiction, venue and waiver of jury trial are hereby incorporated herein by reference mutatis mutandis.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by its duly authorized representatives as of the Fifth Amendment Effective Date.

COMPANY

ACUTUS MEDICAL, INC.

By:	/s/ Takeo Mukai
Name:	Takeo Mukai
Title:	CEO & CFO

WARRANT HOLDER

DEERFIELD PARTNERS, L.P.

By:	/s/ David Clark
Name:	David Clark
Title:	Authorized Signatory

WARRANT HOLDER

DEERFIELD PRIVATE DESIGN FUND III, L.P.

By:	/s/ David Clark
Name:	David Clark
Title:	Authorized Signatory

Warrant Termination Agreement

Signature Page

EXHIBIT A

WARRANTS

Warrant Holder	Issuance Date	Expiration	Strike Price	Warrant Shares	Symbol
DPD III	May, 20 2019	05/20/2029	$16.67	209,996	0059939A0
DPD III	June 30, 2022	06/30/2030	$1.1114	1,889,509	5993993
DPD III	June 7, 2018	06/07/2028	$.097	193,002	0049999K6
Deerfield Partners	June 30, 2022	06/30/2030	$1.1114	1,889,509	5993993
Deerfield Partners	June 7, 2018	06/07/2028	$.097	31,116	0049999K6

WARRANT TERMINATION PAYMENT

Warrant Holder	Warrant Termination Payment	Wire Instructions
DPD III	$125,000	[ ]
Deerfield Partners	$125,000	[ ]